UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 25, 2004

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Wood Avenue, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02    Results of Operations and Financial Condition.

On October 25, 2004, Engelhard Corporation (the “Company”) issued a press release announcing its earnings for its third quarter of fiscal year 2004. A copy of the release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGELHARD CORPORATION
(Registrant)

Date:	October 25, 2004	/s/ Michael A. Sperduto
Michael A. Sperduto
Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 25, 2004, relating to Engelhard Corporation’s earnings release for the third quarter of 2004.

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EXHIBIT (99.1)

News	Contact Ted Lowen (Media) 732-205-6360 Gavin Bell (Investor Relations) 732-205-6313 Ref. #C---- Engelhard Corporation 101 Wood Avenue P.O. Box 770 Iselin, NJ 08830-0770

For immediate release

ENGELHARD REPORTS THIRD-QUARTER RESULTS

ISELIN, NJ, October 25, 2004 - Engelhard Corporation (NYSE: EC) today reported net earnings for the third quarter ended September 30 of $59.1 million, or 47 cents per share on a diluted basis, compared with $59.8 million, or 47 cents per share, for the same period a year ago. The prior-year period included an 8-cent benefit resulting from the liquidation of the Engelhard-CLAL joint venture.

Third-quarter sales were $1.0 billion compared with $0.9 billion a year ago.

“The company’s earnings results were slightly ahead of expectations in the quarter,” said Barry W. Perry, chairman and chief executive officer. “A balanced performance across our enterprise delivered sales and operating earnings growth, enabling us to overcome weakness in certain served markets and the impact of an unusually severe hurricane season. For the full year, we expect to deliver solid top-line growth and modest improvement in earnings per share versus the prior year.”
.

Third-Quarter Operating Results

Operating earnings from Environmental Technologies increased 6% to $33 million, while sales rose 7% to $217 million. Third-quarter earnings performance resulted from growth in certain mobile markets, offset by lower diesel retrofit volume from the prior year and the unfavorable mix in light-duty vehicles. Higher revenues resulted from favorable foreign exchange translation and the pass-through costs of substrates.

Operating earnings from Process Technologies declined 16% to $21 million. Sales rose 3% to $148 million. Continued revenue and earnings growth from petroleum refining catalysts and additives was more than offset by lower results from most chemical-process markets. Earnings were also impacted by unfavorable mix, higher raw material costs, and an unusually severe hurricane season, resulting in power outages, delayed shipments and forced shutdowns throughout the supply chain.

Operating earnings from Appearance and Performance Technologies increased 7% to $19 million. Sales rose 4% to $172 million. Results primarily reflected stronger sales of kaolin-based technologies for non-paper applications and continued strength in cosmetics and personal care.

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Operating earnings from Materials Services were $6 million, an increase of approximately $5 million from a year ago. Sales were $449 million, compared with $385 million in last year’s third quarter.

Engelhard Corporation is a surface and materials science company that develops technologies to improve customers’ products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Forward-looking statements: This document contains forward-looking statements in management’s comments. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to page 25 of Engelhard’s 2003 Form 10-K, dated March 11, 2004.

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ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Thousands, except per-share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net sales	$1,001,973	$915,373	$3,149,780	$2,675,170
Cost of sales	833,082	761,234	2,651,792	2,208,573
Gross profit	168,891	154,139	497,988	466,597
Selling, administrative and other expenses	95,313	88,038	286,756	268,607
Special charge, net	—	—	—	(11,978)
Operating earnings	73,578	66,101	211,232	209,968
Equity in earnings of affiliates	6,087	14,517	19,390	27,694
Interest expense, net	(3,953)	(5,510)	(13,421)	(15,820)
Earnings before income taxes	75,712	75,108	217,201	221,842
Income tax expense	16,657	15,275	39,809	49,039
Net earnings before cumulative effect of a change in accounting principle, net of tax	59,055	59,833	177,392	172,803
Cumulative effect of a change in accounting principle, net of tax of $1,390	—	—	—	(2,269)
Net earnings	$59,055	$59,833	$177,392	$170,534

Earnings per share - basic:
Earnings before cumulative effect of a change in accounting principle	$0.48	$0.48	$1.44	$1.38
Cumulative effect of a change in accounting principle, net of tax	—	—	—	(0.02)
Earnings per share - basic	$0.48	$0.48	$1.44	$1.36

Earnings per share - diluted:
Earnings before cumulative effect of a change in accounting principle	$0.47	$0.47	$1.41	$1.36
Cumulative effect of a change in accounting principle, net of tax	—	—	—	(0.02)
Earnings per share - diluted	$0.47	$0.47	$1.41	$1.34
Cash dividends paid per share	$0.11	$0.10	$0.33	$0.30
Average number of shares outstanding - basic	122,951	124,683	123,584	125,601
Average number of shares outstanding - diluted	125,150	126,877	125,829	127,320
Actual number of shares outstanding at end of period	122,470	125,581	122,470	125,581

Had compensation cost for Engelhard’s stock option plans been determined based on the fair value at grant date consistent with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” (assuming SFAS No. 123 was adopted on its effective date of October 1995), Engelhard would have reported net earnings and diluted earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
Pro forma information (in thousands, except per-share data)	2004	2003	2004	2003
Net earnings - as reported	$59,055	$59,833	$177,392	$170,534
Net earnings - pro forma	57,625	58,419	172,190	166,293
Diluted earnings per share - as reported	0.47	0.47	1.41	1.34
Diluted earnings per share - pro forma	0.46	0.46	1.37	1.31

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ENGELHARD CORPORATION
BUSINESS SEGMENT INFORMATION
(Thousands)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	Change	2004	2003		Change
Net Sales
Environmental Technologies	$217,321	$202,225	7%	$679,967	$624,918		9%
Process Technologies	147,775	143,568	3%	439,209	401,921		9%
Appearance and Performance Technologies	172,188	166,089	4%	523,719	500,475		5%
Technology segments	537,284	511,882	5%	1,642,895	1,527,314		8%
Materials Services	449,240	385,308	17%	1,465,492	1,108,750		32%
All Other	15,449	18,183	-15%	41,393	39,106		6%
Total net sales	$1,001,973	$915,373	9%	$3,149,780	$2,675,170		18%

Operating Earnings
Environmental Technologies	$32,961	$30,980	6%	$102,706	$87,046	(A)	18%
Process Technologies	20,724	24,629	-16%	60,085	62,720	(B)	-4%
Appearance and Performance Technologies	19,264	18,009	7%	58,121	55,205	(C)	5%
Technology segments	72,949	73,618	-1%	220,912	204,971		8%
Materials Services	6,444	1,295	398%	12,566	8,779		43%
All Other	(5,815)	(8,812)	-34%	(22,246)	(3,782)	(D)	488%
Total operating earnings	73,578	66,101	11%	211,232	209,968		1%
Equity in earnings of affiliates	6,087	14,517	-58%	19,390	27,694		-30%
Interest expense, net	(3,953)	(5,510)	-28%	(13,421)	(15,820)		-15%
Earnings before income taxes	75,712	75,108	1%	217,201	221,842		-2%
Income tax expense	16,657	15,275	9%	39,809	49,039		-19%
Net earnings before cumulative effect of a change in accounting principle, net of tax	59,055	59,833	-1%	177,392	172,803		3%
Cumulative effect of a change in accounting principle, net of tax of $1,390	—	—	—	—	(2,269)		—
Net earnings	$59,055	$59,833	-1%	$177,392	$170,534		4%

(A) - Includes a restructuring charge of $5.3 million ($3.5 million after tax or $0.03 per share) in 2003.

(B) - Includes a restructuring charge of $2.6 million ($1.6 million after tax or $0.01 per share) in 2003.

(C) - Includes a charge of $7.8 million ($4.8 million after tax or $0.04 per share) in 2003 related to lease commitments for idle facilities.

(D) - Includes a royalty settlement gain of $28.4 million ($17.6 million after tax or $0.14 per share) and a Corporate restructuring charge of $0.8 million ($0.5 million after tax or less than $0.01 per share) in 2003.

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ENGELHARD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Thousands)
(Unaudited)

	September 30, 2004	December 31, 2003
Cash	$43,360	$87,889
Receivables, net	438,023	400,043
Committed metal positions	356,718	350,163
Inventories	452,475	442,787
Other current assets	134,758	112,678
Total current assets	1,425,334	1,393,560
Investments	165,812	158,664
Property, plant and equipment, net	878,711	880,822
Goodwill	326,151	275,121
Other intangible and noncurrent assets	195,982	224,836
Total assets	$2,991,990	2,933,003
Short-term borrowings	$13,949	$68,275
Accounts payable	238,754	296,979
Hedged metal obligations	311,389	295,821
Other current liabilities	274,110	286,940
Total current liabilities	838,202	948,015
Long-term debt	496,955	390,565
Other noncurrent liabilities	303,294	309,024
Shareholders’ equity	1,353,539	1,285,399
Total liabilities and shareholders’ equity	$2,991,990	$2,933,003

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ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities
Net earnings	$177,392	$170,534
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and depletion	94,106	93,261
Amortization of intangible assets	2,767	2,479
Equity results, net of dividends	(4,608)	(8,347)
Net change in assets and liabilities:
Materials Services related	(47,961)	54,650
All other	(48,869)	(14,448)
Net cash provided by operating activities	172,827	298,129

Cash flows from investing activities
Capital expenditures	(76,698)	(68,080)
Proceeds from investments	1,988	7,531
Acquisitions and other investments	(66,240)	—
Net cash used in investing activities	(140,950)	(60,549)

Cash flows from financing activities
Repayment of short-term borrowings	(54,326)	(262,280)
Proceeds from issuance of long-term debt	106,390	147,842
Repayment of long-term debt	—	(184)
Purchase of treasury stock	(107,586)	(84,517)
Cash from exercise of stock options	22,433	23,293
Dividends paid	(40,819)	(37,823)
Net cash used in financing activities	(73,908)	(213,669)

Effect of exchange rate changes on cash	(2,498)	7,220
Net (decrease)/increase in cash	(44,529)	31,131
Cash at beginning of year	87,889	48,246
Cash at end of period	$43,360	$79,377

The prior year presentation of the “Condensed Consolidated Statements of Cash Flows” has been changed to conform to the current year presentation. Specifically, ‘Decrease in hedged metal obligation’ has been reclassified from ‘Net cash used in financing activities’ to ‘Net cash provided by operating activities,’ and is included in the ‘Materials Services related’ line. The net effect of this reclassification is to decrease ‘Net cash provided by operating activities’ by $241 million and decrease ‘Net cash used in financing activities’ by an equivalent amount.

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